UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.,	Suite 1800,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)

(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual General Meeting of Shareholders (the “Annual General Meeting”) of the Company was held on May 13, 2021. At the Annual General Meeting, the shareholders of the Company approved the amendment and restatement of the Company’s 2016 Global Equity Incentive Plan (the “2016 Plan”) to increase the number of shares available for issuance under the 2016 Plan. Employees, officers, directors and consultants are eligible to participate in the 2016 Plan, including our principal executive officer, principal financial officer and our other named executive officers. Following shareholder approval of the amendment and restatement of the 2016 Plan, the 2016 Plan now has 16,000,000 shares of the Company’s common stock available for issuance. A description of the material terms of the 2016 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 26, 2021, (the “Proxy Statement”) and is incorporated herein by reference. The description of the 2016 Plan is summary in nature and is qualified in its entirety by reference to the 2016 Plan, which is included hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual General Meeting of the Company was held on May 13, 2021. Proxies for the Annual General Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board of Directors’ solicitations. At this meeting, the shareholders were requested to: (1) elect twelve members of the Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, (3) approve of the amendment and restatement of the 2016 Plan to increase the number of shares available under the 2016 Plan and (4) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2021, all of which were described in the Proxy Statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of a Board of Directors. All the nominees for director were elected. With respect to each nominee, the total number of broker non-votes was 50,749,489. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions

Sarah E. Beshear	314,269,437	25,210,558	403,119
Thomas M. Finke	335,716,625	3,702,873	463,616
Martin L. Flanagan	335,787,225	3,701,719	394,170
Edward P. Garden	335,579,702	3,824,546	478,866
William F. Glavin, Jr.	331,656,200	7,857,215	369,699
C. Robert Henrikson	321,679,361	17,774,343	429,410
Denis Kessler	319,454,815	19,998,374	429,925
Nelson Peltz	317,190,091	22,249,309	443,714
Sir Nigel Sheinwald	331,476,929	7,952,830	453,355
Paula C. Tolliver	338,272,380	1,199,186	411,548
G. Richard Wagoner, Jr.	330,704,932	8,760,165	418,017
Phoebe Wood	324,380,707	15,080,483	421,924

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. The total number of broker non-votes was 50,749,489. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
298,373,748	40,770,102	739,264

3. Approval of the amendment and restatement of the 2016 Plan to increase the number of shares available under the 2016 Plan. The proposal was approved by shareholders. The total number of broker non-votes was 50,749,489. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
314,818,347	24,465,638	599,129

4. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The proposal was approved by the shareholders, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
384,577,015	2,966,740	3,088,848

Item 9.01    Financial Statements and Exhibits.
    (d)    Exhibits.

Exhibit No.        Description
10.1    Invesco Ltd. 2016 Global Equity Incentive Plan as Amended and Restated

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Managing Director - Corporate Legal and Assistant Secretary
Date: May 17, 2021